UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest reported): November 6, 2003

TELIK, INC.

(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	000-31265 (Commission File Number)	93-0987903 (IRS Employer Identification No.)

3165 Porter Drive Palo Alto, CA 94304 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 845-7700

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events.

On October 29, 2003, Telik, Inc. announced a proposed public offering of Telik’s common stock pursuant to an effective shelf registration statement. On November 6, 2003, Telik and a selling stockholder entered into an Underwriting Agreement with UBS Investment Bank and other representatives of the underwriters relating to the sale by Telik of 6,500,000 (7,625,000 if the underwriters’ over-allotment option is exercised in full) shares of Telik common stock to the underwriters, and the sale by the selling stockholder of 1,000,000 shares of Telik common stock to the underwriters, each at a purchase price of $20.00 per share. The public offering price will be $20.00 per share. The offering of the shares will be made by means of a prospectus, a copy of which can be obtained from UBS Investment Bank. The prospectus, which consists of a prospectus supplement, dated November 6, 2003, and accompanying prospectus, dated October 23, 2003, has been filed with the SEC. A copy of the press release announcing the pricing of the offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7.	Financial Statements, Pro Form Financial Information and Exhibits

(c)	Exhibits

Number	Description

1.1	Underwriting Agreement, dated as of November 6, 2003, by and among Telik, Inc. and the underwriters listed on Schedule A thereto.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

99.1	Press Release entitled “Telik Announces Pricing of Equity Offering,” dated November 6, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.

Date: November 6, 2003	By:	/s/ Cynthia M. Butitta

Cynthia M. Butitta, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Number	Description

1.1	Underwriting Agreement, dated as of November 6, 2003, by and among Telik, Inc. and the underwriters listed on Schedule A thereto.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

99.1	Press Release entitled “Telik Announces Pricing of Equity Offering,” dated November 6, 2003.